UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 11, 2023
Cintas Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6800 Cintas Boulevard, P.O. Box 625737,
Cincinnati,	Ohio	45262-5737
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (513) 459-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, no par value	CTAS	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 193 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2023, the Board of Directors (the Board) of Cintas Corporation (the Company or Cintas), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, expanded the Board from nine members to ten members and appointed Martin Mucci to the Board, effective April 12, 2023. Mr. Mucci will hold office until the next annual meeting of the shareholders and until his successor has been elected or until his earlier resignation or removal.

Mr. Mucci will be a member of the Audit and the Nominating and Corporate Governance committees.

Mr. Mucci will participate in the Company’s standard compensation arrangements for non-employee directors, as more particularly described in the Company’s 2022 proxy statement filed with the Securities and Exchange Commission.

Mr. Mucci currently serves as the Chairman of the Board of Paychex, Inc. (Paychex), a leading human capital management software and services company. Mr. Mucci had served as Chief Executive Officer of Paychex from September 2010 until October 2022. Mr. Mucci joined Paychex in 2002 as Senior Vice President, Operations. Prior to joining Paychex, he held senior level positions with Frontier Communications of Rochester, a telecommunications company, including President of Telephone Operations and President and Chief Executive Officer of Frontier Telephone of Rochester, during his 20-year career. Mr. Mucci currently serves as a director of NCR Corporation.

There is no arrangement or understanding between Mr. Mucci and any other person pursuant to which Mr. Mucci was elected as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

Date:	April 11, 2023	By:	/s/ J. Michael Hansen
J. Michael Hansen
Executive Vice President and Chief Financial Officer